EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of out report dated July 24, 2006, on the consolidated balance sheet of CoroWare, Inc. as of December 31, 2005, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the two years then ended, and the inclusion of our name under the heading “Experts” in Amendment No. 1 to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ LBB & Associates, Ltd., LLP

LBB & Associates, Ltd., LLP
Houston, Texas
September 26, 2006